Exhibit 23.1 Consent of Crowe Chizek and Company LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126861 on Form S-8 pertaining to the Atlantic Coast Federal Corporation 2005 Stock Option Plan and the 2005 Atlantic Coast Federal Corporation Recognition and Retention Plan of our report dated March 29, 2007 on the consolidated financial statements of Atlantic Coast Federal Corporation, which our report is included in Form 10-K for the Atlantic Coast Federal Corporation for the year ended December 31, 2006.

Crowe Chizek and Company LLC

Brentwood, Tennessee
March 29, 2007